Exhibit 99.1

IMAGE ENTERTAINMENT ANNOUNCES RECEIPT OF $1.8 MILLION DEPOSIT

Nyx Cures Breach of Merger Agreement; $1.3 Million Delivered to Add to $500,000 Already Received

CHATSWORTH, Calif. – Feb. 12, 2009 – Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, announced today that an additional $1.3 million was delivered to Image as security for the payment of the business interruption fee.
Image formally notified Nyx Acquisitions Inc. that delivery of the additional $1.3 million cured the breach of the merger agreement declared by Image in its letter to Nyx dated January 29, 2009.
A spokesman for Image Entertainment stated: “In connection with the delivery of the additional $1.3 million, Nyx, Q-Black, LLC and its principals provided assurances to Image that Nyx is fully capable of and committed to closing the merger. As a result, Image fully expects that, subject to stockholder approval of the merger on February 24, 2009, the merger will close on February 26, 2009.”

About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,500 exclusive DVD titles and approximately 370 exclusive CD titles in domestic release and approximately 600 programs internationally via sublicense agreements.  For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 300 audio programs containing more than 4,500 tracks.  The Company is headquartered in Chatsworth, California.  For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, but are not limited to, (a) our ability to secure media content on acceptable terms, (b) our ability to service our principal and interest obligations on our outstanding debt, (c) the ability of our common stock to continue trading on NASDAQ, (d) changes in the retail DVD and digital media and entertainment industries, (e) changes in our business plan, (f) our inability to raise additional working capital on acceptable terms, (g) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (h) changes in general economic conditions, including the performance of financial markets and interest rates, (i) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (j) claims that we infringe other parties’ intellectual property, (k) the performance of business partners upon whom we depend, (l) changes in accounting standards, practices or policies, (m) adverse results or other consequences from litigation, arbitration or regulatory investigations, and (n) further sales or dilution of our equity, which may adversely affect the market price of our common stock.

For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results for the periods identified may differ materially from management’s expectations. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Legal Information:

In connection with the proposed transaction, on January 15, 2009, Image Entertainment, Inc. filed a definitive proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they contain important information about the proposed transaction. The proxy statement was disseminated to the stockholders of Image Entertainment on or about January 20, 2009. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Image Entertainment at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Michael Bayer, Corporate Secretary, telephone: (818) 407-9100.

Image Entertainment, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Image Entertainment stockholders in connection with the proposed transaction. Information about the interests of Image Entertainment’s participants in the solicitation is set forth in Image Entertainment’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the transaction.

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Contact:	Steve Honig The Honig Company, Inc. 818-986-4300 press@honigcompany.com